UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2022

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 University Plaza
Suite 100
Hackensack, NJ		07601
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code 201-696-9345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)On June 29, 2022, the Board of Directors of Protalix BioTherapeutics, Inc. (the “Company”) appointed Shmuel Ben Zvi, Ph.D. to serve on the Company’s Board of Directors, effective as of the adjournment of the Company’s 2022 Annual Meeting of Stockholders held on June 30, 2022 (the “Meeting”).

Dr. Ben Zvi will be entitled to the standard compensation amounts payable to non-employee directors of the Board of Directors and will enter into the Company’s standard form of officers’ and directors’ indemnification agreements pursuant to which the Company agrees to indemnify its officers and directors to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings.

There are no arrangements or understandings between Dr. Ben Zvi and any other persons pursuant to which Dr. Ben Zvi was appointed to the Board of Directors. There are no relationships or related transactions between Dr. Ben Zvi and the Company that would be required to be reported.

(e)The Company’s Board of Directors previously approved, subject to stockholder approval, certain amendments to the Company’s 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan and to amend certain other terms of said plan (the “Plan”). As described below under Item 5.07, the Company’s stockholders approved the amendments to the Plan at the Meeting. The amendments to the Plan became effective upon stockholder approval and, among other changes, increased the number of shares of common stock available under the Plan from 5,725,171 shares to 8,475,171 shares, as described in Proposal 3 of the Company’s definitive proxy statement filed on Schedule 14A with the U.S. Securities and Exchange Commission on April 29, 2022.

Item 5.07Submission of Matters to a Vote of Security Holders

The Meeting was held on June 30, 2022. At the Meeting, the Company’s stockholders: (1) elected the six persons nominated by the Company’s Board of Directors to serve as directors of the Company; (2) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; (3) adopted amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 5,725,171 shares to 8,475,171 shares and to amend certain other terms of said plan; (4) approved an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of shares of its common stock authorized for issuance from 120,000,000 to 144,000,000; and (5) ratified the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a Member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Set forth below, with respect to each such proposal, are the number of votes cast for or against or withheld, as applicable, the number of abstentions and the number of broker non-votes.

(1)Election of Directors

	For	Withheld	Broker Non-Votes
Zeev Bronfeld	17,628,275	3,010,165	7,139,061
Dror Bashan	19,650,379	988,061	7,139,061
Amos Bar Shalev	18,629,151	2,009,289	7,139,061
Pol F. Boudes, M.D.	19,922,942	715,498	7,139,061
Gwen A. Melincoff	19,811,503	826,937	7,139,061
Aharon Schwartz, Ph.D.	18,229,486	2,408,954	7,139,061

(2)Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
16,953,326	3,466,524	218,590	7,139,061

(3)Adoption of amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 5,725,171 shares to 8,475,171 shares and to amend certain other terms of said plan

For	Against	Abstain	Broker Non-Votes
18,082,274	2,383,733	172,433	7,139,061

(4)Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of shares of its common stock authorized for issuance from 120,000,000 to 144,000,000

For	Against	Abstain
24,916,349	2,673,571	187,581

(5)Ratification of the appointment of Kesselman & Kesselman

For	Against	Abstain
27,053,102	577,241	147,158

Item 8.01Other Events

On June 30, 2022, the Company issued a press release announcing the appointment of Dr. Ben Zvi to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated June 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Eyal Rubin
		Name:	Eyal Rubin
		Title:	Sr. Vice President and Chief Financial Officer